Exhibit 99.1

BED BATH & BEYOND PROVIDES FURTHER RESPONSE TO COVID-19

UNION, New Jersey – April 24, 2020 — Bed Bath & Beyond Inc. (Nasdaq: BBBY) today announced a further update to its COVID-19 response.

On April 2, 2020, the Company extended the temporary closure of all its retail banner stores across the US and Canada, other than buybuy BABY (“BABY”) and Harmon Face Values (“Harmon”) stores, until May 2, 2020. Based on the latest guidance from federal, state and local government and health authorities, and in the interest of the health and safety of its customers and associates, Bed Bath & Beyond is further extending the temporary closure of these stores until at least May 16, 2020. At the same time, the Company is expanding the network of locations customers can Buy-Online-Pick-Up-In-Store (BOPIS), or enjoy contactless, curbside pick-up.

Bed Bath & Beyond is rapidly evolving to meet the changing needs of its customers during this time. The Company has converted approximately 25% of its stores across the US and Canada into regional fulfillment centers, almost doubling its digital fulfillment capacity, to support a significant rise in online sales. It has also commenced curbside pick-up at its Harmon stores, and introduced BOPIS and curbside pick-up at all BABY stores and Bed Bath & Beyond stores in Canada. In line with changing guidance, the Company will now extend BOPIS and contactless, curbside delivery services to customers at certain Bed Bath & Beyond stores in the US, starting with a number of stores across Florida and Texas, subject to state and local regulations.

To support the enhanced regional fulfilment network and accelerate the introduction of new services for customers, the Company has been able to bring several hundred associates back from furlough. In addition, hundreds more new positions have been created in the Company’s ecommerce distribution centers to meet the increased demand across digital channels, where sales have grown by over 85% for the month of April to-date.

Mark Tritton, President & CEO, said, “We’re prioritizing the health and safety of our people, customers and communities by extending the temporary closure of most of our stores at this moment. This is a fluid situation, so as well as serving our loyal customers online in their homes, we will also expand the number of locations where customers can buy online and pick up at store, or simply drive up and enjoy contactless, curbside pick-up, in line with local, state and federal guidance.

“I want to thank our team for their dedication and service as we do what we can to make it easy for our customers to feel at home during this difficult time.”

In conjunction with the decision to further extend temporary store closures, Bed Bath & Beyond will also extend the furlough of the majority of store associates and a portion of corporate associates until at least May 16, 2020. The Company will continue to pay 100% of the cost of healthcare premiums for all furloughed associates who currently participate in the Company’s health plan, until further notice. The Company will also continue to temporarily reduce salaries by 30% across the executive team, including the President and CEO, Mark Tritton. At the same time, as previously announced, the Chairman of the Board and all other independent directors will continue to forgo 30% of their quarterly cash compensation.

About Bed Bath & Beyond Inc.

Bed Bath & Beyond Inc. and subsidiaries (the "Company") is an omnichannel retailer that makes it easy for our customers to feel at home. The Company sells a wide assortment of domestic merchandise and home furnishings. The Company also provides a variety of textile products, amenities and other goods to institutional customers in the hospitality, cruise line, healthcare and other industries. Additionally, the Company is a partner in a joint venture which operates retail stores in Mexico under the name Bed Bath & Beyond.

Forward Looking Statements

This press release contains forward-looking statements, including, but not limited to, the Company’s plans in response to the novel coronavirus (COVID-19). Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. The Company’s actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation: general economic conditions including the housing market, a challenging overall macroeconomic environment and related changes in the retailing environment; risks associated with COVID-19 and the governmental responses to it, including its impacts across the Company's businesses on demand and operations, as well as on the operations of the Company's suppliers and other business partners, and the effectiveness of the Company's actions taken in response to these risks; consumer preferences, spending habits and adoption of new technologies; demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by the Company; civil disturbances and terrorist acts; unusual weather patterns and natural disasters; competition from existing and potential competitors across all channels; pricing pressures; liquidity; the ability to achieve anticipated cost savings, and to not exceed anticipated costs, associated with organizational changes and investments; the ability to attract and retain qualified employees in all areas of the organization; the cost of labor, merchandise and other costs and expenses; potential supply chain disruption due to trade restrictions, and other factors such as natural disasters, such as pandemics, including the COVID-19 pandemic, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items; the ability to find suitable locations at acceptable occupancy costs and other terms to support the Company’s plans for new stores; the ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets it serves; the ability to assess and implement technologies in support of the Company’s development of its omnichannel capabilities; the ability to effectively and timely adjust the Company's plans in the face of the rapidly changing retail and economic environment, including in response to the COVID-19 pandemic; uncertainty in financial markets; volatility in the price of the Company’s common stock and its effect, and the effect of other factors, including the COVID-19 pandemic, on the Company’s capital allocation strategy; risks associated with the ability to achieve a successful outcome for its business concepts and to otherwise achieve its business strategies; the impact of intangible asset and other impairments; disruptions to the Company’s information technology systems including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; reputational risk arising from challenges to the Company’s or a third party product or service supplier’s compliance with various laws, regulations or standards, including those related to labor, health, safety, privacy or the environment; reputational risk arising from third-party merchandise or service vendor performance in direct home delivery or assembly of product for customers; changes to statutory, regulatory and legal requirements, including without limitation proposed changes affecting international trade; changes to, or new, tax laws or interpretation of existing tax laws; new, or developments in existing, litigation, claims or assessments; changes to, or new, accounting standards; and foreign currency exchange rate fluctuations. The Company does not undertake any obligation to update its forward-looking statements.

CONTACTS:

INVESTOR CONTACT: Janet M. Barth, (908) 613-5820 OR IR@bedbath.com

MEDIA CONTACT: Dominic Pendry, (347) 604 0381 or dominic.pendry@bedbath.com